Exhibit 99.1

BAXTER REPORTS STRONG EARNINGS FOR THE THIRD QUARTER WITH EPS OF $0.57 PER SHARE

                      BAXTER RAISES FULL-YEAR EPS GUIDANCE

    DEERFIELD, Ill., Oct. 19 /PRNewswire-FirstCall/ -- Baxter International Inc. (NYSE: BAX) today reported strong growth in earnings for the third quarter driven by accelerated revenue growth, continued improvement in operational performance, expansion of gross and operating margins, and lower interest expense.

    Baxter's third quarter net income of $374 million increased from $116 million in 2005. Earnings per diluted share of $0.57 increased from $0.18 per diluted share in the prior year period, and were at the high end of the guidance range previously provided by the company of $0.55 to $0.57 per diluted share.

    On an adjusted basis, excluding special items recorded in the prior year period, third quarter net income increased 26 percent from $296 million in 2005 and earnings per diluted share increased 21 percent from $0.47 per diluted share. In the third quarter last year, the company recorded $180 million (or $0.29 per diluted share) for charges associated with the exit of hemodialysis instrument manufacturing and for the tax expense related to the repatriation of foreign earnings.

    Baxter's worldwide sales totaled $2.6 billion in the third quarter, an increase of 7 percent, or 6 percent excluding the benefit from foreign exchange. Sales within the United States totaled $1.1 billion, an increase of 3 percent over the same period last year, and sales outside of the United States increased 9 percent (or 7 percent excluding the impact of foreign exchange) to $1.5 billion in the quarter.

    Contributing to sales growth was Baxter's BioScience business, with sales of $1.1 billion, an increase of 15 percent. Driving this performance was growth from several products used for the treatment of hemophilia and immune disorders, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM)] and Baxter's portfolio of intravenous immunoglobulins (IVIG), as well as solid growth from other plasma-based therapies and biosurgery products.

    Renal sales increased 6 percent to $519 million in the third quarter due to continued gains in peritoneal dialysis patients. Medication Delivery sales declined 1 percent to $950 million as a result of generic drug competition.

    "I'm particularly pleased with the continued and balanced improvement in margins across all of our businesses. This is a strength of our diversified model, and provides leverage for us to continue to accelerate investments to grow our company," said Robert L. Parkinson, Jr., chairman and chief executive officer of Baxter. "Over the company's 75-year history, Baxter has pioneered many technological and therapeutic breakthroughs for the benefit of patients worldwide, and with our renewed investments in the company, we expect to continue to drive future benefits and value for both patients and shareholders."

    Recent Highlights

    Baxter has recently announced several initiatives and milestones that leverage the company's unique technology platforms, further expand its global presence and focus its resources and investments on areas that provide long-term strategic value. These include:

     -- Preliminary results from the company's Phase I/II clinical trial of whole-virus H5N1 influenza candidate vaccine, which suggest that the vaccine is well-tolerated in humans and it can induce antibodies that neutralize widely divergent strains of H5N1.

     -- Approval from regulatory authorities in Canada and Australia to begin marketing ADVATE. ADVATE is now approved for use in 31 countries around the world.

     -- Re-launching the COLLEAGUE Infusion Pump in all key markets outside the United States. Baxter has now completed the remediation of the majority of infusion pumps currently in use outside the United States, and is awaiting FDA approval of its corrective action plan in the United States.

     -- Signing a definitive agreement for the sale of the Transfusion Therapies business for $540 million. Subject to regulatory approvals and other customary closing conditions, the company expects to close the transaction by the first quarter of 2007.

    Nine-Month Results

    For the first nine months of 2006, Baxter's net income totaled $965 million and increased 45 percent, with earnings per diluted share of $1.47, which increased 39 percent. On an adjusted basis, Baxter's net income of $1.0 billion increased 24 percent from $829 million last year. Adjusted earnings per diluted share for the nine-month period of $1.57 increased 19 percent from $1.32 per diluted share in the prior year period. Details related to charges recorded in both nine-month periods can be found on the supplemental schedule on page 10 of this release.

    In the nine-month period, Baxter's worldwide sales grew 3 percent to $7.6 billion, up from $7.4 billion last year. Excluding the impact of foreign exchange, organic sales growth for the first nine months of the year was 4 percent. Domestic sales totaled $3.4 billion, an increase of 3 percent over the same period last year, and international sales grew 4 percent (or 6 percent excluding the impact of foreign exchange) to $4.3 billion.

    Cash flow from operations totaled $1.4 billion for the nine-month period, compared to $1.3 billion in the same period in 2005. Free cash flow (cash flow from operations, less capital expenditures of $336 million through the third quarter of 2006) was $1.1 billion, reflecting an improvement of $50 million from the same period last year.

    Fourth Quarter and Full-Year 2006 Guidance

    For full-year 2006, the company expects to achieve organic sales growth of approximately 6 percent, and earnings per diluted share of $2.17 to $2.19, before special items (or $2.07 to $2.09 on a GAAP basis). In addition, the company expects cash flow from operations for full-year 2006 to approach $2.0 billion, with free cash flow in excess of $1.4 billion (after approximately $550 million of anticipated capital expenditures).

    For the fourth quarter of 2006, the company expects organic sales (excluding the impact of foreign exchange) to grow 7 to 8 percent, and earnings per diluted share of $0.60 to $0.62, before any special items.

    A webcast of Baxter's third quarter conference call for investors can be accessed live from a link on the company's website at http://www.baxter.com beginning at 7:30 a.m. CDT on October 19, 2006. On Friday, October 20, 2006, Baxter executives will be ringing The Closing Bell at the New York Stock Exchange as part of the company's 75th anniversary celebration. To access a live webcast of The Closing Bell, go to http://www.nyse.com .

    Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

    This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts that could limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; failure to obtain necessary consents or to satisfy other closing conditions related to the sale of the Transfusion Therapies business; and other risks identified in the company's most recent filing on Form 10-Q and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company's website.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                 Three Months Ended September 30, 2006 and 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                                   Three Months Ended
                                                      September 30,
                                                 ----------------------
                                                    2006         2005        Change
                                                 ---------    ---------    ---------
NET SALES                                        $   2,557    $   2,398            7%

GROSS PROFIT                                         1,215        1,010           20%
% of Sales                                            47.5%        42.1%     5.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES                  562          491           14%
% of Sales                                            22.0%        20.5%     1.5 pts

RESEARCH AND DEVELOPMENT EXPENSES                      149          133           12%

RESTRUCTURING ADJUSTMENTS                                -           (5)        (100)%
------------------------------------------------------------------------------------
OPERATING INCOME                                       504          391           29%
------------------------------------------------------------------------------------
% of Sales                                            19.7%        16.3%     3.4 pts

INTEREST, NET                                            5           31          (84)%

OTHER EXPENSE, NET                                      20           10          100%
------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                             479          350           37%

INCOME TAX EXPENSE                                     105          234          (55)%
------------------------------------------------------------------------------------
NET INCOME                                       $     374    $     116          222%
====================================================================================
BASIC EPS                                        $    0.58    $    0.19          205%
====================================================================================
DILUTED EPS                                      $    0.57    $    0.18          217%
====================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
        Basic                                          653          622
        Diluted                                        661          632
------------------------------------------------------------------------------------
ADJUSTED NET INCOME (excluding certain items)    $     374    $     296(1)

ADJUSTED DILUTED EPS (excluding certain items)   $    0.57    $    0.47(1)

(1) See page 8 for description of adjustments and reconciliation to GAAP (generally accepted accounting principles) measures.

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the third quarter of 2006 was $18 million, or $0.03 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense in the third quarter of 2005 was $13 million, or $0.02 per diluted share.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the Company's filing on Form 8-K of today's date for additional information.

                           BAXTER INTERNATIONAL, INC.
                        Consolidated Statements of Income
                      Three Months Ended September 30, 2005
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

The Company's GAAP results for the three months ended September 30, 2005 included charges relating to the exit of hemodialysis instrument manufacturing, taxes on the repatriation of foreign earnings, and a credit related to restructuring adjustments, which impacted the GAAP results as follows:

                                                          Income
                                          Operating          Tax          Net      Diluted
                                             Income      Expense       Income          EPS
                                          ------------------------------------------------
GAAP                                      $     391    $     234    $     116    $    0.18
Hemodialysis instruments charge (A)              28            8           20         0.03
Restructuring adjustments (B)                    (5)          (2)          (3)           -
Tax expense on repatriation
 of foreign earnings                              -         (163)         163         0.26
                                          ------------------------------------------------
Excluding specified items                 $     414    $      77    $     296    $    0.47
                                          ================================================
Adjusted operating income %                    17.3%

(A) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $1.04 billion and the adjusted gross profit percentage is 43.2%.

(B) Included in the Restructuring Adjustments line in the accompanying consolidated statement of income.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                  Nine Months Ended September 30, 2006 and 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                                   Nine Months Ended
                                                     September 30,
                                                 ---------------------
                                                    2006        2005       Change
                                                 ---------   ---------    ---------
NET SALES                                        $   7,615   $   7,358            3%

GROSS PROFIT                                         3,422       3,015           13%
% of Sales                                            44.9%       41.0%     3.9 pts

MARKETING AND ADMINISTRATIVE EXPENSES                1,670       1,511           11%
% of Sales                                            21.9%       20.5%     1.4 pts

RESEARCH AND DEVELOPMENT EXPENSES                      433         399            9%

RESTRUCTURING ADJUSTMENTS                                -        (109)        (100)%
-----------------------------------------------------------------------------------
OPERATING INCOME                                     1,319       1,214            9%
-----------------------------------------------------------------------------------
% of Sales                                            17.3%       16.5%     0.8 pts

INTEREST, NET                                           33          95          (65)%

OTHER EXPENSE, NET                                      55          59           (7)%
-----------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                           1,231       1,060           16%

INCOME TAX EXPENSE                                     266         396          (33)%
-----------------------------------------------------------------------------------
NET INCOME                                       $     965   $     664           45%
===================================================================================
BASIC EPS                                        $    1.49   $    1.07           39%
===================================================================================
DILUTED EPS                                      $    1.47   $    1.06           39%
===================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
        Basic                                          650         621
        Diluted                                        656         627
-----------------------------------------------------------------------------------
ADJUSTED NET INCOME (excluding certain items)    $   1,029(1)$     829(1)

ADJUSTED DILUTED EPS (excluding certain items)   $    1.57(1)$    1.32(1)

(1) See page 10 for description of adjustments and reconciliation to GAAP measures.

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the nine months ended September 30, 2006 was $38 million, or $0.06 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense for the nine months ended September 30, 2005 was $41 million, or $0.07 per diluted share.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the Company's filing on Form 8-K of today's date for additional information.

                           BAXTER INTERNATIONAL, INC.
                        Consolidated Statements of Income
                  Nine Months Ended September 30, 2006 and 2005
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

     2006 description of adjustments and reconciliation of GAAP to Non-GAAP
     ----------------------------------------------------------------------

The Company's GAAP results for the nine months ended September 30, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

                                                     Income
                                     Operating          Tax         Net     Diluted
                                        Income      Expense      Income         EPS
                                     ----------------------------------------------
GAAP                                 $   1,319    $     266   $     965   $    1.47
COLLEAGUE infusion pump charge (A)          76           12          64        0.10
                                     ----------------------------------------------
Excluding specified items            $   1,395    $     278   $   1,029   $    1.57
                                     ==============================================
Adjusted operating income %               18.3%

(A) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $3.50 billion and the adjusted gross profit percentage is 45.9%.

     2005 description of adjustments and reconciliation of GAAP to Non-GAAP
     ----------------------------------------------------------------------

The Company's GAAP results for the nine months ended September 30, 2005 included charges relating to COLLEAGUE infusion pumps, the exit of hemodialysis instrument manufacturing, taxes on the repatriation of foreign earnings, and a credit related to restructuring adjustments, which impacted the GAAP results as follows:

                                                     Income
                                     Operating          Tax         Net     Diluted
                                        Income      Expense      Income         EPS
                                     ----------------------------------------------
GAAP                                 $   1,214    $     396   $     664   $    1.06
COLLEAGUE infusion pump charge (B)          77           12          65        0.10
Hemodialysis instruments charge (B)         28            8          20        0.03
Restructuring adjustments (C)             (109)         (26)        (83)      (0.13)
Tax expense on repatriation of
 foreign earnings                            -         (163)        163        0.26
                                     ----------------------------------------------
Excluding specified items            $   1,210    $     227   $     829   $    1.32
                                     ==============================================
Adjusted operating income %               16.4%

(B) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding these items, adjusted gross profit is $3.12 billion and the adjusted gross profit percentage is 42.4%.

(C) Included in the Restructuring Adjustments line in the accompanying consolidated statement of income.

                            BAXTER INTERNATIONAL INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (in millions)

                                               September 30,    December 31,
                                                        2006           2005
                                               -------------   -------------
ASSETS
------
Cash and equivalents                           $       2,067   $         841
Receivables                                            1,751           1,766
Inventories                                            2,089           1,925
Other current assets                                     512             584
                                               -----------------------------
  Total current assets                                 6,419           5,116
                                               -----------------------------
Property, plant and equipment, net                     4,095           4,144
Other long-term assets                                 3,417           3,467
----------------------------------------------------------------------------
  Total assets                                 $      13,931   $      12,727
============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Short-term debt                                $         128   $         924
Other current liabilities                              2,841           3,241
Long-term debt                                         2,680           2,414
Other long-term liabilities                            1,944           1,849
Shareholders' equity                                   6,338           4,299
----------------------------------------------------------------------------
  Total liabilities and shareholders' equity   $      13,931   $      12,727
============================================================================

                            BAXTER INTERNATIONAL INC.
               Cash Flows from Operations and Changes in Net Debt
                                   (unaudited)
                                 ($ in millions)

--------------------------------------------------------------------------------
Cash Flows from Operations
--------------------------------------------------------------------------------
(Brackets denote cash outflows)

                                     Three Months Ended      Nine Months Ended
                                        September 30,           September 30,
                                    --------------------    --------------------
                                      2006        2005        2006        2005
                                    --------    --------    --------    --------
Net income                          $    374    $    116    $    965    $    664
Adjustments
   Depreciation and amortization         146         145         431         437
   Deferred income taxes                  58          80          76         198
   Stock compensation                     30           3          68           7
   Infusion pump and hemodialysis
    instrument charges                     -          28          76         105
   Restructuring adjustments               -          (5)          -        (109)
   Other                                   7          20          29          46
Changes in balance sheet items
   Receivables                            18          98          33         133
   Inventories                           (58)        (22)       (108)         68
   Accounts payable and accrued
    liabilities                          (22)         54        (159)       (287)
   Restructuring payments                 (9)        (22)        (34)        (95)
   Other                                  29          41          44         147
--------------------------------------------------------------------------------
Cash flows from operations          $    573    $    536    $  1,421    $  1,314
================================================================================

--------------------------------------------------------------------------------
Changes in Net Debt
--------------------------------------------------------------------------------
Increase (decrease)

                                     Three Months Ended      Nine Months Ended
                                        September 30,           September 30,
                                    --------------------    --------------------
                                      2006        2005        2006        2005
                                    --------    --------    --------    --------
Net debt, beginning of period       $  1,298    $  3,061    $  2,497    $  3,185

Cash flows from operations              (573)       (536)     (1,421)     (1,314)
Capital expenditures                     138         116         336         279
Dividends                                  -           -         363         359
Acquisitions, net                          1          14           3          14
Issuances of common stock                  -           -      (1,249)          -
Purchases of treasury stock               87           -         479           -
Other, including the effect of
 exchange rate changes                  (210)         (5)       (267)        127
--------------------------------------------------------------------------------
Decrease in net debt                    (557)       (411)     (1,756)       (535)
--------------------------------------------------------------------------------
Net debt, September 30              $    741    $  2,650    $    741    $  2,650
================================================================================

--------------------------------------------------------------------------------
Key statistics, September 30:
Days sales outstanding                  55.9        61.0        55.9        61.0
Inventory turns                          2.4         2.7         2.4         2.7
Net-debt-to-capital ratio (A)           10.5%       25.3%       10.5%       25.3%
--------------------------------------------------------------------------------

(A) The decrease in the debt-to-capital ratio from September 30, 2005 to September 30, 2006 primarily related to the settlement of the company's equity units. In February 2006, the purchase contracts included in the company's equity units matured, and the company issued approximately 35 million common shares in exchange for $1.25 billion. Management used a portion of the cash proceeds to pay down maturing debt. The net-debt-to-capital ratio at September 30, 2005 was calculated in accordance with the company's primary credit agreements, which gave 70% equity credit to the company's $1.25 billion equity units debt outstanding on that date (the majority of which was repurchased and retired in the fourth quarter of 2005). Refer to the company's Form 10-K for the year ended December 31, 2005 for additional information regarding the equity units.

                            Baxter International Inc.
                      Net Sales from Continuing Operations
                         Period Ended September 30, 2006
                                   (unaudited)
                                 ($ in millions)

                                                       % Growth      % Growth
                                                              @             @
                                     Q3          Q3      Actual      Constant
                                   2006        2005       Rates         Rates
-----------------------------------------------------------------------------

BioScience
United States                 $     528   $     449          18%           18%
International                       560         501          12%            8%
Total                         $   1,088   $     950          15%           13%
-----------------------------------------------------------------------------

Medication Delivery
United States                 $     489   $     531          (8)%          (8)%
International                       461         426           8%            6%
Total                         $     950   $     957          (1)%          (2)%
-----------------------------------------------------------------------------

Renal
United States                 $      95   $      96          (1)%          (1)%
International                       424         395           7%            7%
Total                         $     519   $     491           6%            5%
-----------------------------------------------------------------------------

Baxter International Inc.
United States                 $   1,112   $   1,076           3%            3%
International                     1,445       1,322           9%            7%
Total                         $   2,557   $   2,398           7%            6%
-----------------------------------------------------------------------------


                                                       % Growth      % Growth
                                                              @             @
                                    YTD         YTD      Actual      Constant
                                   2006        2005       Rates         Rates
-----------------------------------------------------------------------------

BioScience
United States                 $   1,540   $   1,285          20%           20%
International                     1,669       1,557           7%            9%
Total                         $   3,209   $   2,842          13%           14%
-----------------------------------------------------------------------------

Medication Delivery
United States                 $   1,532   $   1,702         (10)%         (10)%
International                     1,346       1,316           2%            3%
Total                         $   2,878   $   3,018          (5)%          (4)%
-----------------------------------------------------------------------------

Renal
United States                 $     286   $     289          (1)%          (1)%
International                     1,242       1,209           3%            4%
Total                         $   1,528   $   1,498           2%            3%
-----------------------------------------------------------------------------

Baxter International Inc.
United States                 $   3,358   $   3,276           3%            3%
International                     4,257       4,082           4%            6%
Total                         $   7,615   $   7,358           3%            4%
-----------------------------------------------------------------------------

                            Baxter International Inc.
                             Key Product Line Sales
                         Period Ended September 30, 2006
                                   (unaudited)
                                 ($ in millions)

                                                       % Growth      % Growth
                                                              @             @
                                     Q3          Q3      Actual      Constant
                                   2006        2005(1)    Rates         Rates
-----------------------------------------------------------------------------

BioScience
Recombinants                  $     433   $     392          10%            8%
Plasma Proteins (2)                 214         176          22%           19%
Antibody Therapy                    196         123          59%           57%
BioSurgery (3)                       72          63          14%           13%
Transfusion Therapies               121         134         (10)%         (11)%
Other (4)                            52          62         (16)%         (16)%
-----------------------------------------------------------------------------
Total BioScience              $   1,088   $     950          15%           13%
-----------------------------------------------------------------------------

Medication Delivery
IV Therapies (5)              $     317   $     301           5%            4%
Drug Delivery                       205         192           7%            5%
Infusion Systems                    197         184           7%            7%
Anesthesia and Injectable
 Drugs                              221         259         (15)%         (15)%
Other (6)                            10          21         (52)%         (48)%
-----------------------------------------------------------------------------
Total Medication Delivery     $     950   $     957          (1)%          (2)%
-----------------------------------------------------------------------------

Renal
PD Therapy                    $     409   $     386           6%            6%
HD Therapy                          110         105           5%            5%
-----------------------------------------------------------------------------
Total Renal (7)               $     519   $     491           6%            5%
-----------------------------------------------------------------------------
TOTAL BAXTER                  $   2,557   $   2,398           7%            6%
=============================================================================


                                                       % Growth      % Growth
                                                              @             @
                                    YTD         YTD      Actual      Constant
                                   2006        2005(1)    Rates         Rates
-----------------------------------------------------------------------------

BioScience
Recombinants                  $   1,244   $   1,133          10%           11%
Plasma Proteins (2)                 619         516          20%           21%
Antibody Therapy                    578         305          90%           90%
BioSurgery (3)                      220         199          11%           12%
Transfusion Therapies               371         407          (9)%          (8)%
Other (4)                           177         282         (37)%         (35)%
-----------------------------------------------------------------------------
Total BioScience              $   3,209   $   2,842          13%           14%
-----------------------------------------------------------------------------

Medication Delivery
IV Therapies (5)              $     944   $     909           4%            5%
Drug Delivery                       613         622          (1)%          (1)%
Infusion Systems                    596         659         (10)%          (9)%
Anesthesia and Injectable
 Drugs                              691         772         (10)%         (10)%
Other (6)                            34          56         (39)%         (38)%
-----------------------------------------------------------------------------
Total Medication Delivery     $   2,878   $   3,018          (5)%          (4)%
-----------------------------------------------------------------------------

Renal
PD Therapy                    $   1,205   $   1,153           5%            6%
HD Therapy                          323         345          (6)%          (6)%
-----------------------------------------------------------------------------
Total Renal (7)               $   1,528   $   1,498           2%            3%
-----------------------------------------------------------------------------
TOTAL BAXTER                  $   7,615   $   7,358           3%            4%
=============================================================================

(1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 3, 4 and 7 below.
(2) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.
(3) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.
(4) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.
(5)  Principally includes intravenous solutions and nutritional products.
(6)  Principally includes other hospital-distributed products.
(7) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.

                            Baxter International Inc.
                   Key Product Line Sales -- US/International
                         Period Ended September 30, 2006
                                   (unaudited)
                                 ($ in millions)

                                           Q3 2006                            Q3 2005(1)
                              ---------------------------------------------------------------------
                                             Inter-                              Inter-
                                     US    national       Total          US    national       Total
                              ---------------------------------------------------------------------
BioScience
Recombinants                  $     182   $     251   $     433   $     170   $     222   $     392
Plasma Proteins (2)                  87         127         214          61         115         176
Antibody Therapy                    146          50         196          83          40         123
BioSurgery (3)                       40          32          72          35          28          63
Transfusion Therapies                60          61         121          66          68         134
Other (4)                            13          39          52          34          28          62
---------------------------------------------------------------------------------------------------
Total BioScience              $     528   $     560   $   1,088   $     449   $     501   $     950
---------------------------------------------------------------------------------------------------

Medication Delivery
IV Therapies (5)              $     103   $     214   $     317   $     101   $     200   $     301
Drug Delivery                       128          77         205         120          72         192
Infusion Systems                    118          79         197         118          66         184
Anesthesia and Injectable
 Drugs                              135          86         221         184          75         259
Other (6)                             5           5          10           8          13          21
---------------------------------------------------------------------------------------------------
Total Medication Delivery     $     489   $     461   $     950   $     531   $     426   $     957
---------------------------------------------------------------------------------------------------

Renal
PD Therapy                    $      67   $     342   $     409   $      66   $     320   $     386
HD Therapy                           28          82         110          30          75         105
---------------------------------------------------------------------------------------------------
Total Renal (7)               $      95   $     424   $     519   $      96   $     395   $     491
---------------------------------------------------------------------------------------------------
TOTAL BAXTER                  $   1,112   $   1,445   $   2,557   $   1,076   $   1,322   $   2,398
===================================================================================================

                                          % Growth
                              ---------------------------------
                                             Inter-
                                     US    national       Total
                              ---------------------------------
BioScience
Recombinants                          7%         13%         10%
Plasma Proteins (2)                  43%         10%         22%
Antibody Therapy                     76%         25%         59%
BioSurgery (3)                       14%         14%         14%
Transfusion Therapies                (9)%       (10)%       (10)%
Other (4)                           (62)%        39%        (16)%
---------------------------------------------------------------
Total BioScience                     18%         12%         15%
---------------------------------------------------------------

Medication Delivery
IV Therapies (5)                      2%          7%          5%
Drug Delivery                         7%          7%          7%
Infusion Systems                      -%         20%          7%
Anesthesia and Injectable
 Drugs                              (27)%        15%        (15)%
Other (6)                           (38)%       (62)%       (52)%
---------------------------------------------------------------
Total Medication Delivery            (8)%         8%         (1)%
---------------------------------------------------------------

Renal
PD Therapy                            2%          7%          6%
HD Therapy                           (7)%         9%          5%
---------------------------------------------------------------
Total Renal (7)                      (1)%         7%          6%
---------------------------------------------------------------
TOTAL BAXTER                          3%          9%          7%
===============================================================

(1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 3, 4 and 7 below.
(2) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.
(3) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.
(4) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.
(5)  Principally includes intravenous solutions and nutritional products.
(6)  Principally includes other hospital-distributed products.
(7) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.

SOURCE  Baxter International Inc.
    -0-                             10/19/2006
    /CONTACT: Media Contacts, Deborah Spak, +1-847-948-2349, or Tom Kline, +1-847-948-2251, or Investor Contacts, Mary Kay Ladone, +1-847-948-3371, or
Clare Trachtman, +1-847-948-3085, all of Baxter International Inc./
    /Web site:  http://www.baxter.com /